AGREEMENT BETWEEN


                          BROWN BROTHERS HARRIMAN & CO.


                                       AND


                                    IVY FUND

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                                TABLE OF CONTENTS

1.       Employment of Custodian                                          1

2.       Powers and Duties of the Custodian
         with respect to Property of the Fund
         held by the Custodian                                             2

           2.1    Safekeeping                                              2
           2.2    Manner of Holding Securities                             2
           2.3    Registration                                             3
           2.4    Purchases                                                3
           2.5    Exchanges                                                5
           2.6    Sales of Securities                                      5
           2.7    Depositary Receipts                                      6
           2.8    Exercise of Rights:  Tender Offers                       7
           2.9    Stock Dividends, Rights, Etc.                            7
           2.10   Options                                                  8
           2.11   Borrowings                                               9
           2.12   Demand Deposit Bank Accounts                             9
           2.13   Interest Bearing Call or Time Deposits                   10
           2.14   Futures Contracts                                        12
           2.15   Foreign Exchange Transactions                            13
           2.16   Securities Loans                                         14
           2.17   Collections                                              14
           2.18   Dividends, Distributions and Redemptions                 15
           2.19   Proxies, Notices, Etc.                                   16
           2.20   Nondiscretionary Details                                 17
           2.21   Bills                                                    17
           2.22   Deposit of Fund Assets in Securities Systems             17
           2.23   Other Transfers                                          19
           2.24   Investment Limitations                                   20
           2.25   Custodian Advances                                      20
           2.26   Restricted Securities                                   22
           2.27   Proper Instructions                                     23
           2.28   Segregated Account                                     24

3.       Powers and Duties of the Custodian with Respect to
           the Appointment of Subcustodians                               25

4.       Assistance by the Custodian as to Certain Matters                 30
5.       Powers and Duties of the Custodian with Respect to
           its Role as Recordkeeping Agent                                 30

           5.1    Records                                                  30
           5.2    Accounts                                                 30
           5.3    Access to Records                                       30
           5.4    Options of Fund's Independent Certified Accountants     31
           5.5    Reports of Custodian's Independent Public
                    Accountants                                          31


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6.       Standard of Care and Related Matters                             31

           6.1    Liability of the Custodian with Respect
                    to Proper Instructions; Evidence of
                    Authority; Etc.                                       31
           6.2    Liability of the Custodian with Respect
                    to Use of Securities Systems                          33
           6.3    Standard of Care; Liability; Indemnification            33
           6.4    Reimbursements of Disbursements, Etc.                   35
           6.5    Security for Obligations to Custodian                  35
           6.6    Appointment of Agents                                  36
           6.7    Powers of Attorney                                     36

7.       Compensation of the Custodian                                   37

8.       Termination; Successor Custodian                                37

9.       Entire Agreement; Waiver; Amendment                             38

10.      Governing Law                                                   38

11.      Notices  39

12.      Binding Effect                                                 39

13.      Counterparts                                                   39

14.      Representative Capacity                                        39



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                               CUSTODIAN AGREEMENT

         AGREEMENT made this _____ day of _________, 1993, between IVY FUND (the "Fund") and each of the Funds listed in Appendix B attached hereto as said Exhibit may from time to time be revised (collectively, the "Funds" individually, a "Fund") and Brown Brothers Harriman & Co. (the "Custodian");
         WITNESSETH: That in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
         1. Employment of Custodian: The Fund hereby employs and appoints the Custodian as a custodian for the term and subject to the provisions of this Agreement. The Custodian shall not be under any duty or obligation to require the Fund to deliver to it any securities or funds owned by the Fund and shall have no responsibility or liability for or on account of securities or funds not so delivered. The Fund will deposit with the Custodian copies of the Declaration of Trust or Certificate of Incorporation and By-Laws (or comparable documents) of the Fund and all amendments thereto, and copies of such votes and other proceedings of the Fund as may be necessary for or convenient to the Custodian in the performance of its duties. It is understood that as used in this Agreement, the term "securities" shall mean and "security" within the meaning of section 2(a)(36) of the Investment Company Act of 1940, as amended, (the "1940 Act") from time to time held by the Custodian for the account of the Fund pursuant to this Agreement and shall include futures contracts and options.

         2. Powers and Duties of the Custodian with respect to Property of the Fund held by the Custodian: Except for securities and funds held by any Subcustodians or held by the Custodian through a non-U.S. securities depository appointed pursuant to the provisions of Section 3 hereof, the Custodian shall have and perform the following powers and duties:
         2.1 Safekeeping - To keep safely the cash, securities and other assets of the Fund that have been delivered to the Custodian and, on behalf of the Fund, from time to time to receive delivery of securities for safekeeping.
         2.2 Manner of Holding Securities - To hold securities of the Fund (1) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form and of the broker's receipts or confirmations for futures contracts, options and similar securities, or (2) in book-entry form by a Securities System (as said term is defined in Section 2.22) or a Foreign Depository. The Custodian shall identify securities held by it hereunder as being held for the account of the Fund and shall require each Subcustodian to identify securities held by such Subcustodian as being held for the account of the Custodian for the Fund or for customers of the Custodian or for the account of another Subcustodian for the Fund. The Custodian shall, or shall require each Subcustodian to, require each Securities System or Foreign Depository to identify the securities held by it as being held for the account of the Custodian or for the account of such Subcustodian, respectively.

         2.3 Registration - To hold registered securities or other assets of the Fund with or without any indication of fiduciary capacity, provided that such securities or other assets of the Fund are held in an account of the Custodian containing only assets of the Fund or only assets held as fiduciary or custodian for customers and provided further that the records of the Custodian should at all times indicate the Fund or other customer for which such securities and other assets are held in such account and their respective interests therein.
         2.4  Purchases  - Upon  receipt of proper  instructions,  as defined in
Section 2.27 and insofar as funds are available for the purpose, to pay for and receive securities purchased for the account of the Fund, payment being made only upon receipt of the securities (1) by the Custodian, (2) by a clearing corporation of a national securities exchange of which the Custodian is a member, (3) by a Securities System, or (4) by a Foreign Depository or other financial institution approved by the Fund. However, (i) in the case of repurchase agreements entered into by the Fund, the Custodian (as well as an Agent) may release funds to a Securities System, a Foreign Depository or a Subcustodian prior to the receipt of advice from the Securities System, Foreign Depository or Subcustodian that the securities underlying such repurchase agreement have been transferred by book entry into the Account (as defined in
Section 2.22) of the Custodian (or such Agent) maintained with such Securities System, Foreign Depository or Subcustodian, so long as such payment instructions to the Securities System, Foreign Depository or Subcustodian include a requirement that delivery is only against payment for securities, (ii) in the case of foreign exchange contracts, options, time deposits, call account deposits, currency deposits, and other deposits, contracts or options pursuant to Sections 2.10, 2.12, 2.13, 2.14 and 2.15, the Custodian may make payment therefor without receiving an instrument evidencing said deposit, contract or option so long as such payment instructions detail specific securities or other assets to be acquired, (iii) in the case of securities as to which payment for the security and receipt of the instrument evidencing the security are under generally accepted trade practice or the terms of the instrument representing the security expected to take place in different locations or through separate parties, such as commercial paper which is indexed to foreign currency exchange rates, derivatives and similar securities, the Custodian may make payment for such securities prior to receipt thereof in accordance with such generally accepted trade practice or the terms of the instrument representing such security and (iv) in the case of the purchase of securities, the settlement of which occurs outside the United States, the Custodian may make payment therefor and receive delivery of such securities in accordance with local custom and practice generally accepted by Institutional Clients (as hereinafter defined) in the country in which settlement occurs, but in all events subject to the standard care set forth in Section 6.3. For purposes of this Agreement, an "Institutional Client" means a major commercial bank, insurance company or substantially similar financial institution which, as a substantial part of its business operations, purchases or sells securities and makes use of custodial services.
         2.5 Exchanges - Upon receipt of proper instructions, to exchange securities held by it for the account of the Fund for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the issuer of such securities and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without proper instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into an account as permitted in Section 2.3, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Custodian.
         2.6 Sales of Securities - Upon receipt of proper instructions, to make delivery of securities which have been sold for the account of the Fund, but only against payment therefor (1) in cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, or (2) by credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by credit to the account of the Custodian or an Agent of the Custodian with a Securities System, Foreign Depository, or other financial institution approved by the Fund; provided, however, that (i) in the case of delivery of physical certificates or instruments representing securities, the Custodian may make delivery to the broker buying the securities, against receipt therefor, for examination in accordance with "street delivery" custom, provided that the payment therefor is to be made to the Custodian (which payment may be made by a broker's check) or that such securities are to be returned to the Custodian, (ii) in the case of securities referred to in clause (iii) of the last sentence of Section 2.4, the Custodian may make settlement, including with respect to the form of payment, in accordance with generally accepted trade practice relating to such securities or the terms of the instrument representing said security, and (iii) in the case of securities, the settlement of which occurs outside the United States, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Section 6.3.
         2.7 Depositary Receipts - Upon receipt of proper instructions, to instruct a Subcustodian or an Agent to surrender securities to the depositary used by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian or Agent that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such securities in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian in Boston, Massachusetts, or at such other place as the Custodian may from time to time designate.
         Upon receipt of proper instructions, to surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of the instructions to cause its depositary to deliver the securities underlying such ADRs to a Subcustodian or an Agent.
         2.8 Exercise of Rights; Tender Offers - Upon timely receipt of proper instructions, to deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold, provided that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian, and, upon receipt of proper instructions, to deposit securities upon invitations for tenders of securities, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary by proper instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, redemptions or similar rights of security ownership, and shall promptly notify the Fund of any such action in writing by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.
         2.9 Stock Dividends, Rights, Etc. - To receive and collect all stock dividends, rights, and other items of like nature.
         2.10 Options - Upon receipt of proper instructions or upon receipt of instructions given pursuant to any agreement relating to an option or as otherwise provided in any such agreement to (i) receive and retain, to the extent provided to the Custodian, confirmations or other documents evidencing the purchase, sale or writing of an option of any type on or in respect of a security, securities index or similar form of property by the Fund; (ii) deposit and maintain in a segregated account, either physically or by book-entry in a Securities System or Foreign Depository or with a broker, dealer or other entity, securities, cash or other assets in connection with options transactions entered into by the Fund; (iii) transfer securities, cash or other assets to a Securities System, Foreign Depository, broker, dealer or other entity, as margin (including variation margin) or other security for the Fund's obligations in respect of any option; and (iv) pay, release and/or transfer such securities, cash or other assets only in accordance with a notice or other communication evidencing the expiration, termination or exercise of or default under any such option furnished by The Options Clearing Corporation, by the securities or options exchange on which such option is traded or by such broker, dealer or other entity as may be responsible for handling such options transaction or have authority to give such notice or communication. The Custodian shall not be responsible for the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements or the performance of the other terms of any agreement relating to an option.
Notwithstanding the foregoing, options on futures contracts and options to purchase and sell foreign currencies shall be governed by Section 2.14 and 2.15.
         2.11 Borrowings - Upon receipt of proper instructions, to deliver securities of the Fund to lenders or their agents or otherwise establish a segregated account as agreed to by the Fund and the Custodian as collateral for borrowings effected by the Fund, provided that such borrowed money is payable to/or upon the Custodian's order as Custodian for the Fund.
         2.12 Demand Deposit Bank Accounts - To open and operate an account or accounts in the name of the Fund on the Custodian's books, subject only to draft or order by the Custodian, and to hold in such account or accounts as a deposit accepted on the Custodian's books cash, including foreign currency, received for the account of the Fund other than cash held as deposits with Banking Institutions in accordance with the following paragraph. The responsibilities of the Custodian for cash, including foreign currency, of the Fund accepted on the Custodian's books as a deposit shall be that of a U.S. bank for a similar deposit.
         If and when authorized by proper instructions, the Custodian may open and operate an additional account(s) in such other banks or trust companies as may be designated by the Fund in such instructions (any such bank or trust company so designated by the Fund being referred to hereafter as a "Banking Institution"), and may deposit cash, including foreign currency, of the Fund in such account or accounts, provided that such account(s) (hereinafter collectively referred to as "demand deposit bank accounts") shall be in the name of the Custodian or a nominee of the Custodian for the account of the Fund or for the account of the Custodian's customers generally and shall be subject only to the Custodian's draft or order; provided that any such demand deposit bank account shall contain only assets held by the Custodian as a fiduciary or custodian for the Fund and/or other customers and that the records of the Custodian shall indicate at all times the Fund and/or other customers for which such funds are held in such account and the respective interests therein. Such demand deposit accounts may be opened with Banking Institutions in the United States and in other countries and may be denominated in either U.S. Dollars or other currencies as the Fund may determine. The records for each such account will be maintained by the Custodian but the deposits in any such account shall not constitute a deposit liability of the Custodian. All such deposits, including with Subcustodians, shall be deemed to be portfolio securities of the Fund and accordingly the responsibility of the Custodian therefor shall be the same as and no greater than the Custodian's responsibility in respect of other portfolio securities of the Fund. The authorization by the Fund to appoint a Subcustodian as such shall also constitute a proper instruction to open a demand deposit bank account subject to the provisions of this paragraph with such Subcustodian. Upon receipt of proper instructions, the Custodian shall take such reasonable steps as the Fund deems necessary or appropriate to cause such deposits to be insured to the maximum extent possible by the Federal Depository Insurance Corporation and any other applicable deposit insurers.
         2.13 Interest Bearing Call or Time Deposits - To place interest bearing fixed term and call deposits with such banks and in such amounts as the Fund may authorize pursuant to proper instructions. Such deposits may be placed with the Custodian or with Subcustodians or other Banking Institutions as the Fund may determine, in the name of the Custodian or a nominee of the Custodian for the account of the Fund or the account of the Custodian's customers generally and subject only to the Custodian's draft, order or instruction; provided that any such deposit shall be held in an account containing only assets held by the Custodian as a fiduciary or custodian for the Fund and/or other customers and that the records of the Custodian shall indicate at all times the Fund and/or other customers for which such funds are held in such account and the respective interests therein. Deposits may be denominated in U.S. Dollars or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian shall include in its records with respect to the assets of the Fund appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution and other appropriate details, and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Custodian by the Banking Institution. Funds, other than those accepted on the Custodian's books as a deposit, but including those placed with Subcustodians, shall be deemed portfolio securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks, as described in the second paragraph of Section 2.12 of this Agreement. The responsibility of the Custodian for funds accepted on the Custodian's books as a deposit shall be that of a U.S. bank for a similar deposit.
         2.14 Futures Contracts. Upon receipt of proper instructions or upon receipt of instructions given pursuant to any agreement relating to a futures contract or an option thereon or as otherwise provided in any such agreement, to
(i) receive and retain, to the extent provided to the Custodian, confirmations or other documents evidencing the purchase or sale of a futures contract or an option on a futures contract by the Fund; (ii) deposit and maintain in a segregated account, either physically or by book-entry in a Securities System or Foreign Depository for the benefit of any futures commission merchant, or pay to such futures commission merchant, securities, cash or other assets designated by the Fund as initial, maintenance or variation "margin" deposits intended to secure the Fund's performance of its obligations under any futures contract purchased or sold or any option on a futures contract written, purchased or sold by the Fund, in accordance with the provisions of any agreement relating thereto or the rules of the Commodity Futures Trading Commission and/or any contract market or any similar organization on which such contract or option is traded; and (iii) pay, release and/or transfer securities, cash or other assets into or out of such margin accounts only in accordance with any such agreement or rules. The Custodian shall not be responsible for the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements or the performance of the other terms of any agreement relating to a futures contract or an option thereon.
         2.15 Foreign Exchange Transactions - Pursuant to proper instructions, to settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund with such currency brokers or Banking Institutions, including Subcustodians, as the Fund may direct pursuant to proper instructions. The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions as the Custodian may receive and the maintenance of proper records as set forth in
Section 5.1. In connection with such transactions, the Custodian is authorized to make free outgoing payments of cash in the form of U.S. Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received. The Fund accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.
         Alternatively, such transactions may be undertaken by the custodian as principal, if instructed by the Fund.
         Foreign exchange contracts and options, other than those executed with the Custodian as principal, but including those executed with Subcustodians, shall be deemed to be portfolio securities of the Fund and the responsibility of the Custodian therefor shall be the same as and no greater than the Custodian's responsibility in respect of other portfolio securities of the Fund. The responsibility of the Custodian with respect to foreign exchange contracts and options executed with the Custodian as principal shall be that of a U.S. bank with respect to a similar contract or option.
         2.16 Securities Loans - Upon receipt of proper instructions, to deliver securities of the Fund, in connection with loans of securities by the Fund, to the borrower thereof in accordance with the terms of a written securities lending agreement to which the Fund is a party or which is otherwise approved by the Fund.
         2.17 Collections - To collect and receive all income, payments of principal and other payments with respect to the securities held hereunder, and in connection therewith to deliver the certificates or other instruments representing the securities to the issuer thereof or its agent when securities are called, redeemed, retired or otherwise become payable; provided, that the payment is to be made in such form and manner and at such time, which may be after delivery by the Custodian of the instrument representing the security, as is in accordance with the terms of the instrument representing the security, or such proper instructions as the Custodian may receive, or governmental regulations, the rules of Securities Systems, Foreign Depositories or other U.S. or foreign securities depositories and clearing agencies in which such security is held or, with respect to securities referred to in clause (iii) of the last sentence of Section 2.4, in accordance with local custom and practice generally accepted by the Institutional Clients in the country in which payment occurs, but in all events subject to the standard of care set forth in Article 6.3; (ii) to execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income, principal or other payments with respect to securities of the Fund or in connection with transfer of securities; and (iii) pursuant to proper instructions to take such other actions with respect to collection or receipt of funds or transfer of securities which involve an investment decision.
         2.18 Dividends, Distributions and Redemptions - Upon receipt of proper instructions from the Fund, or upon receipt of instructions from the Fund's shareholder servicing agent or agent with comparable duties (the "Shareholder Servicing Agent") (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized by proper instructions), the Custodian shall release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities as the Fund or such Shareholder Servicing Agent shall otherwise instruct, insofar as available, for the payment of dividends or other distributions to the Fund shareholders. Upon receipt of proper instructions from the Fund, or upon receipt of instructions from the Shareholder Servicing Agent (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Fund shall have authorized), the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Agent a request for repurchase or redemption of their shares of the Fund.
         2.19 Proxies, Notices, Etc. - Promptly to deliver or mail to the Fund all forms of proxies and all notices of meetings and any other notices or announcements or information (including without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts and options thereon purchased or sold by the Fund) affecting or relating to securities owned by the Fund that are received by the Custodian or by any Agent, and upon receipt of proper instructions, to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.
         With respect to tender or exchange offers, rights offerings or similar corporate actions ("Offers") the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities involved and from the party (or its agents) making the Offer. If the Fund desires to take action with respect to any Offer, the Fund shall notify the Custodian prior to the last day on which the Custodian is able to take timely action pursuant to he terms of such Offer.
         2.20 Nondiscretionary Details - Without the necessity of express authorization from the Fund, (1) to attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities, funds or other property of the Fund held by the Custodian except as otherwise directed from time to time by the Directors or Trustees of the Fund, and (2) to make payments to itself or others for minor expenses of handling securities or other similar items relating to the Custodian's duties under this Agreement, provided that all such payments shall be accounted for to the Fund.
         2.21 Bills - Upon receipt of proper instructions, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of the Fund (including but not limited to interest charges, taxes, management fees, compensation to Fund officers and employees, and other operating expenses of the Fund).
         2.22 Deposit of Fund Assets in Securities Systems - The Custodian may deposit and/or maintain securities owned by the Fund in (i) The Depository Trust Company, (ii) the Participants Trust Company, (iii) any book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart O, or (iv) any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and whose use the Fund has previously approved in writing (each of the foregoing being referred to in this Agreement as a "Securities System"). Utilization of a Securities System shall be in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:
         1) The Custodian may deposit and/or maintain Fund securities, either directly or through one or more Agents appointed by the Custodian (provided that any such agent shall be qualified to act as a custodian of the Fund pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account ("Account") of the Custodian or such Agent in the Securities System which shall not include any assets of the Custodian or Agent other than assets held as a fiduciary, custodian, or otherwise for customers;
         2) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;
         3) The Custodian shall pay for securities purchased for the account of the Fund only upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund only upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian or an Agent as referred to above, and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;
         4) The Custodian shall provide the Fund with any report obtained by the Custodian or any Agent as referred to above on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian and such Agents shall send to the Fund such reports on their own systems of internal accounting control as the Fund may reasonably request from time to time.
         5) At the written request of the Fund, the Custodian will terminate the use of any such Securities System on behalf of the Fund as promptly as practicable.
         2.23 Other Transfers - To deliver securities, funds and other property of the Fund to a Subcustodian or another custodian as necessary to effect transactions authorized by proper instructions and upon receipt of proper instructions, to deliver securities, funds and other property of the Fund to a Subcustodian or another custodian of the Fund; and, upon receipt of proper instructions, to make such other disposition of securities, funds or other property of the Fund in a manner other than or for purposes other than as enumerated elsewhere in this Agreement, provided that the instructions relating to such disposition shall state the amount of funds and/or securities to be delivered and the name of the person or persons to whom delivery is to be made.
         2.24 Investment Limitations - In performing its duties generally, and more particularly in connection with the purchase, sale or exchange of securities made by or for the Fund, the Custodian may assume unless and until notified in writing to the contrary that proper instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Declaration of Trust or Certificate of Incorporation or By-Laws (or comparable documents) or votes or proceedings of the shareholders or Trustees or Directors of the Fund. The Custodian shall in no event be liable to the Fund and shall be indemnified by the Fund for any violation which occurs in the course of carrying out instructions given by the Fund of any investment limitations to which the Fund is subject or other limitations with respect to the Fund's powers to make expenditures, encumber securities, borrow or take similar actions affecting the Fund.
         2.25 Custodian Advances. - In the event that the Custodian is directed by proper instructions to make any payment or transfer of funds on behalf of the fund for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of the Fund, the Custodian may, in its discretion without further proper instructions, provide an advance ("Advance") to the Fund in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made. In addition, in the event the Custodian is directed by proper instructions to make any payment or transfer of funds on behalf of the Fund as to which it is subsequently determined that the Fund has overdrawn its cash account with the Custodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an Advance. Any Advance shall be payable on demand by Custodian, unless otherwise agreed by the Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by the Fund at the BBH & CO overdraft rate, which rate shall be a rate agreed upon from time to time by the Custodian and the Fund. It is understood that any transaction in respect of which the Custodian shall have made an Advance, including but not limited to a foreign exchange contract or transaction in respect of which the Custodian is not acting as a principal, is for the account of and at the risk of the Fund, and not, by reason of such Advance, deemed to be a transaction undertaken by the Custodian for its own account and risk. The Custodian and the Fund acknowledge that the purpose of Advances is to finance temporarily the purchase or sale of securities for prompt delivery in accordance with the settlement terms of such transactions or to meet emergency expenses not reasonably foreseeable by the Fund.
         2.26 Restricted Securities. - In the case of a "restricted security", the Fund shall have the responsibility to provide to or obtain for the Custodian, the issuer of the security or other appropriate third party any necessary documentation, including without limitation, legal opinions or consents, and to take any necessary actions required in connection with the registration of restricted securities in the manner provided in Section 2.3 upon acquisition thereof by the Fund or required in connection with any sale or other disposition thereof by the Fund. Upon acquisition and until so registered, the Custodian shall have no duty to service such restricted securities, including without limitation, the receipt and collection of cash and stock dividends, rights and other items of like nature, nor shall the Custodian have responsibility for the inability of the Fund to exercise in a timely manner any right in respect of any restricted security or to take any action in a timely manner in respect of any other type of corporate action relating to a restricted security. Similarly, the Custodian shall not have responsibility for the inability of the Fund to sell or otherwise transfer in a timely manner any restricted security in the absence of any such documentation or action to be provided, obtained or taken by the Fund. At such time as the Custodian shall receive any restricted security, regardless of when it shall be registered as aforesaid, the Fund shall also deliver to the Custodian a term sheet summarizing those rights, restrictions or other matters of which the Custodian should have knowledge, such as exercise periods, expiration dates and payment dates, in order to assist the Custodian in servicing such securities. As used herein, the term "restricted security" shall mean a security which is subject to restrictions on transfer, whether by reason of contractual restrictions or federal, state or foreign securities or similar laws, or a security which has special rights or contractual features which do not apply to publicly-traded shares of, or comparable interests representing, such security.
         2.27 Proper Instructions - Proper instructions shall mean a tested telex from the Fund or a written request, direction, instruction or certification, which may be given by facsimile transmission, signed or initialled on behalf of the Fund by one or more person or persons as the Board of Trustees or Directors of the Fund shall have from time to time authorized, provided, however, that no such instructions directing the delivery of securities or the payment of funds to an authorized signatory of the Fund shall be designed by such person. Those persons authorized to give proper instructions may be identified by the Board of Trustees or Directors by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give proper instructions on behalf of the Fund. Telephonic or other oral instructions or instructions given by facsimile transmission may be given by any one of the above persons and will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Oral instructions and instructions communicated as described in the preceding sentence will be confirmed by tested telex or in writing in the manner set forth above but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions or other instructions communicated as described in the preceding sentence. The Fund authorizes the Custodian and the Custodian authorizes the Fund to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Fund (including any of its officers, Directors, Trustees, employees or agents or any investment manager or adviser or person or entity with similar responsibilities which is authorized to give proper instructions on behalf of the Fund to the Custodian). Proper instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.
         Proper instructions may include communications effected directly between electro-mechanical or electronic devices or systems, in addition to tested telex, provided that the Fund and the Custodian agree to the use of such device or system.
         2.28 Segregated Account - The Custodian shall upon receipt of proper instructions establish and maintain on its books a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities of the Fund, including securities maintained by the Custodian pursuant to Section 2.22 hereof, said account to be maintained
(i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. (or any futures commission merchant registered under the Commodity Exchange Act) relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, or in connection with borrowings by the Fund (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies, and (iv) as mutually agreed from time to time between the Fund and the Custodian.
         3. Powers and Duties of the Custodian with Respect to the Appointment of Subcustodians: The Fund hereby authorizes and instructs the Custodian to hold securities, funds and other property of the Fund which are maintained outside the United States at subcustodians which must be (A) at the time of appointment
(1) a bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under section 17(f) of the 1940 Act and the rules and regulations thereunder or exempted therefrom by order of the Securities and Exchange Commission, or (2) a bank, as defined in section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under section 17(f) of the 1940 Act and the rules and regulations thereunder to act on behalf of the Fund as a subcustodian for purposes of holding cash, securities and other assets of the Fund and performing other functions of the Custodian in countries other than the United States of America; and (B) appointed pursuant to the provisions of this
Section 3 (a "Subcustodian"). The Fund shall approve in writing (1) the appointment of each Subcustodian and the subcustodian agreement to be entered into between such Subcustodian and the Custodian, and (2) if the Subcustodian is organized under the laws of a country uther than the United States, the country or countries in which the Subcustodian is authorized to hold securities, cash and other property of the Fund. The Fund hereby further authorizes and instructs the Custodian and any Subcustodian to utilize such securities depositories located outside the United States which are approved in writing by the Fund to hold securities, cash and other property of the Fund (a "Foreign Depository"). Upon such approval by the Fund, the Custodian is authorized on behalf of the Fund to notify each Subcustodian of its appointment as such.
         Those Subcustodians, and the countries where and the Foreign Depositories through which they or the Custodian may hold securities, cash and other property of the Fund which the Fund has approved to date are set forth on Appendix A hereto. Such Appendix shall be amended from time to time as Subcustodians, and/or countries and/or Foreign Depositories are changed, added or deleted. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country not listed on Appendix A, in order that there shall be sufficient time for the Fund to give the approval required by the preceding paragraph and for the Custodian to put the appropriate arrangements in place with such Subcustodian, including negotiation of a subcustodian agreement and submission of such subcustodian agreement to the Fund for approval.
         If the Fund shall have invested in a security to be held in a country before the foregoing procedures have been completed, such security shall be held by such agent as the Custodian may appoint. In any event, the Custodian shall be liable to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent. At the request of the Fund, Custodian agrees to remove any securities held on behalf of the Fund by such agent, if practical, to an approved Subcustodian. under such circumstances the Custodian will collect income and respond to corporate actions on a best efforts basis.
         With respect to securities and funds held by a Subcustodian, either directly or indirectly, (including by a Foreign Depository or a foreign clearing agency), notwithstanding any provision of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of the securities or payment, respectively, and securities or payment may be received in a form, in accordance with governmental regulations, rules of Foreign Depositories and foreign clearing agencies, or local custom and practice generally accepted by Institutional Clients in the country or countries in which payment or delivery occurs, but in all events subject to the standard of care set forth in Section 6.3.
         With respect to the securities and funds held by a Subcustodian, either directly or indirectly (including by a Foreign Depository or a foreign clearing agency), including demand and interest bearing deposits, currencies or other deposits and foreign exchange contracts as referred to in Sections 2.12, 2.13,
2.14 and 2.15, the Custodian shall be liable to the Fund if and only to the extent that such Subcustodian is liable to the Custodian and the Custodian recovers under the applicable subcustodian agreement. The Custodian shall nevertheless by liable to the Fund for its own negligence in transmitting to any such Subcustodian any instructions received by it from the Fund and for its own negligence in connection with the delivery of any securities or funds held by it to any such Subcustodian.
         In the event that any Subcustodian appointed pursuant to the provisions of this Section 3 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best efforts to cause such Subcustodians to perform such obligations. In the event that the Custodian is unable to cause such Subcustodian to perform fully its obligations thereunder, the Custodian shall forthwith upon the Fund's request terminate such Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement and, if necessary or desirable, appoint another subcustodian in accordance with the provisions of this Section 3. At the election of the Fund, it shall have the right to enforce, to the extent permitted by the subcustodian agreement and applicable law, the Custodian's rights against any such Subcustodian for loss or damage caused by the Fund by such Subcustodian.
         The Custodian will not amend any subcustodian agreement or agree to change or permit any changes thereunder except upon the prior written approval of the Fund.
         The Custodian may, at any time in its discretion upon notification to the Fund, terminate any Subcustodian of the Fund in accordance with the termination provisions under the applicable Subcustodian Agreement, and at the written request of the Fund, the Custodian will terminate any Subcustodian in accordance with the termination provisions under the applicable Subcustodian Agreement.
         If necessary or desirable, the Custodian may appoint another subcustodian to replace a Subcustodian terminated pursuant to the foregoing provisions of this Section 3, such appointment to be made upon approval of the successor subcustodian by the Fund's Board of Directors or Trustees in accordance with the provisions of this Section 3.
         In the event the Custodian receives a claim from a Subcustodian under the indemnification provisions of any subcustodian agreement, the Custodian shall promptly give written notice to the Fund of such claim. No more than thirty days after written notice to the Fund of the Custodian's intention to make payment of such claim, the Fund will reimburse the Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian.
         4. Assistance by the Custodian as to Certain Matters: The Custodian may assist generally in the preparation of reports to Fund shareholders and others, audits of accounts and other ministerial matters of like nature.
         5. Powers and Duties of the Custodian with Respect to its Role as Recordkeeping Agent: The Custodian shall have and perform the following duties with respect to recordkeeping:
         5.1 Records - To create, maintain and retain such records relating to its activities and obligations under this Agreement as are required under the Investment Company Act of 1940 and the rules and regulations thereunder (including Section 31 thereof and Rules 31a-1 and 31a-2 thereunder) and under applicable Federal and State tax laws. All such records will be the property of the Fund and in the event of termination of this Agreement shall be delivered to the successor custodian.
         5.2 Accounts - To keep books of account and render statements, including interim monthly and complete quarterly financial statements, or copies thereof, from time to time as reasonably requested by proper instructions.
         5.3  Access  to  Records  - The books  and  records  maintained  by the
Custodian pursuant to Sections 5.1 and 5.2 shall at all times during the Custodian's regular business hours be open to inspection and audit by officers of, attorneys for and auditors employed by the Fund and by employees and agents of the Securities and Exchange Commission, provided that all such individuals shall observe all security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as may be reasonably imposed by the Custodian.
         5.4 Opinion of Fund's Independent Certified Public Accountants - The Custodian shall take all reasonable action as the Fund may request to obtain from year to year favorable opinions from the Fund's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of any periodic reports to or filings with the SEC and with respect to any other requirements of the SEC.
         5.5 Reports of Custodian's Independent Certified Public Accountants At the request of the Fund, the Custodian shall deliver to the Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting controls and procedures for safeguarding cash, securities and other assets, including cash, securities and other assets deposited and/or maintained in a Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund and as may reasonably be obtained by the Custodian.
         6.       Standard of Care and Related Matters:
         6.1 Liability of the Custodian with Respect to Proper Instructions; Evidence of Authority, Etc. The Custodian shall not be liable for any action taken or omitted in reliance upon proper instructions believed by it to be genuine or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed by the proper party or parties.
         The Secretary or Assistant Secretary of the Fund shall certify to the Custodian the names, signatures and scope of authority of all persons authorized to give proper instructions or any other such notice, request, direction, instruction, certificate or instrument on behalf of the Fund, the names and signatures of the officers of the Fund, the name and address of the Shareholder Servicing Agent, and any resolutions, votes, instructions or directions of the Fund's Board of Directors or Trustees or shareholders. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.
         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.
         The Custodian shall be entitled to receive and act upon advice of (i) counsel regularly retained by the Custodian in respect of custodian matters,
(ii) counsel for the Fund, or (iii) such other counsel as the Fund and the Custodian may agree upon, with respect to all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice; provided that with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in section 6.3.
         6.2 Liability of the Custodian with Respect to Use of Securities Systems - With respect to he portfolio securities, cash and other property of the Fund held by a Securities System utilized by the Custodian or any Subcustodian, the Custodian shall be liable to the Fund only for any loss or damage to the Fund resulting from use of the Securities System if caused by or resulting from any negligence, misfeasance or misconduct of the Custodian or any of its Agents (as said term is defined in Section 6.6) or of any of its or its Agents' employees or from any failure of the Custodian or any such Agent to enforce effectively such rights as it may have against the Securities System. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage to the Fund if and to the extent that the Fund has not been made whole for any such loss or damage.
         6.3 Standard of Care; Liability; Indemnification - The Custodian shall be held only to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Custodian shall not thereby be required to take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction. The Fund agrees to indemnify and hold harmless the Custodian and its nominees from all claims and liabilities (including counsel fees) incurred or assessed against it or its nominees in connection with the performance of this Agreement, except such as may arise from its or its nominee's breach of the relevant standard of conduct set forth in this Agreement. Without limiting the foregoing indemnification obligation of the Fund, the Fund agrees to indemnify the Custodian and any nominee in whose name portfolio securities or other property of the Fund is registered against any liability the Custodian or such nominee may incur by reason of taxes assessed to the Custodian or such nominee or other costs, liability or expense incurred by the Custodian or such nominee resulting directly or indirectly from the fact that portfolio securities or other property of the Fund is registered in the name of the Custodian or such nominee.
         In no event shall the Custodian incur liability under this Agreement if the Custodian or any Subcustodian, Securities System, Foreign Depository, Banking Institution or any agent or entity utilized by any of them is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of (i) any Sovereign Risk or (ii) any provision of any present or future law or regulation or order of the United States of America or any state thereof, or of any foreign country or political subdivision thereof, or of any securities depository or clearing agency which operates a central system for handling of securities or equivalent book-entries in a country or which operates a transnational system for the central handling of securities or equivalent book-entries, or (iii) any provision of any order or judgment of any court of competent jurisdiction. A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or any other act or event beyond the Custodian's control.
         6.4 Reimbursement of Disbursements, Etc. - The Custodian shall be entitled to receive reimbursement from the Fund on demand, in the manner provided in Section 7, for its cash disbursements, expenses and charges (including the fees and expenses of any Subcustodian or any Agent) in connection with this Agreement, but excluding salaries and usual overhead expenses.
         6.5 Security for Obligations to Custodian - If the Custodian or any nominee thereof shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities of or relating to the Fund in connection with the performance of this Agreement (collectively a "Liability"), except such as may arise or result from its or such nominee's breach of the relevant standard of conduct set forth in this Agreement, or except such as constitutes a tax on income, gross receipts or the like of the Custodian or its nominees, or if the Custodian shall make any Advance to the Fund, then in such event if the Fund shall fail to pay such Advance and interest thereon when due or shall fail to reimburse or indemnify the Custodian promptly in respect of a Liability, the Fund agrees immediately upon the request of the Custodian to liquidate securities or other property of the Fund held in safekeeping by the Custodian in an amount sufficient to provide the cash proceeds necessary to fully pay such obligations to the Fund, and in the event the Fund shall fail to do so, the Custodian shall have the right to cause the sale of such securities as the
Custodian shall select in order to produce the necessary cash proceeds, and in either such event such cash proceeds shall be applied to payment of such obligation to the Custodian.
         Without limiting the generality of the foregoing, the Fund acknowledges that any deposits or other sums at any time credited by or due from the Custodian to the Fund may at any time be applied or set off by the Custodian against any obligation of the Fund to the Custodian, including in respect of any Advance, interest thereon or liability.
         6.6 Appointment of Agents - The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such Agent (other than an Agent appointed pursuant to the third paragraph of Section 3) shall not relieve the Custodian of any of its responsibilities under this Agreement.
         6.7 Powers of Attorney - Upon request, the Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.
         7. Compensation of the Custodian: The Fund shall pay the Custodian a custody fee based on such fee schedule as may from time to time be agreed upon in writing by the Custodian and the Fund. Such fee, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 6.4, shall be billed to the Fund and be paid in cash to the Custodian.
         8. Termination; Successor Custodian: This Agreement shall continue in full force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing. In the event of termination the Custodian shall be entitled to receive prior to delivery of the securities, funds and other property held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Sections 6.4 and 7, and all Advances and Liabilities, upon receipt by the Fund of a statement setting forth such fees, expenses, Advances and Liabilities.
         In the event of the appointment of a successor custodian, it is agreed that the funds and securities owned by the Fund and held by the Custodian or any Subcustodian shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Fund in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.
         9. Entire Agreement, Waiver, Amendment: This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. No provisions of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought provided that Appendix A listing the Subcustodians and Foreign Depositories approved by the Fund may be amended from time to time to add or delete one or more of such entities by delivery to the Custodian of a revised Appendix A executed by a person authorized to bind the Fund, such amendment to take effect immediately upon execution of the revised Appendix A by the Custodian.
         In connection with the operation of this Agreement, the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.
         The section headings in this Agreement are for the convenience of the parties and in no way alter, amend, limit or restrict the contractual obligations of the parties set forth in this Agreement.
         10. Governing Law: This Agreement is executed and delivered in The Commonwealth of Massachusetts and shall be governed by and construed according to the laws of said Commonwealth.
         11. Notices: Notices and other writings delivered or mailed postage prepaid to the Fund addressed to the Fund at Via Mizner Financial Plaza, Suite 300, 700 South Federal Highway, Boca Raton, Florida 33432 or by facsimile transmission to the Fund at (407) 391-4700 or to such other address or facsimile number as the Fund may have designated to the Custodian in writing or to the Custodian at 40 Water Street, Boston, Massachusetts 02109, Attention: Manager, Securities Department, or by facsimile transmission to the Custodian at 617-742-1289, or to such other address or facsimile number as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.
         12. Binding Effect. This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.
         13. Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.
         14. Representative Capacity: The Fund's Agreement and Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Fund are not personally binding upon, nor shall resort be had to the private property of any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the Fund's property shall be bound.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

IVY FUND                               BROWN BROTHERS HARRIMAN & CO.


By /s/        C. WILLIAM FERRIS        /s/      LOUISE A. COUGHLIN

                                  APPENDIX "B"
                                       TO
                               CUSTODIAN AGREEMENT
                                     BETWEEN
                   IVY FUND and BROWN BROTHERS HARRIMAN & CO.


                          Dated as of _________________


The following is a list of Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of ______________ (the "Agreement"):


                           IVY GROWTH FUND

                           IVY INTERNATIONAL FUND

                           IVY EMERGING GROWTH FUND

                           IVY GROWTH WITH INCOME FUND

                           IVY CHINA REGION FUND

                           IVY MONEY MARKET FUND


IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and on behalf of each such Portfolio.


IVY FUND                                  BROWN BROTHERS HARRIMAN & CO.


By:  /s/ C. WILLIAM FERRIS                By:      /s/ LOUISE A. COUGHLIN
Name:  C. William Ferris                  Name: Louise A. Coughlin
Title:  Secretary, Treasurer              Title: Deputy Manager